Exhibit 99.1

Sientra Reports Third Quarter 2017 Financial Results

Completed FDA Facility Inspection

Completed Acquisition of Miramar Labs and Making Significant Progress with Integration

Santa Barbara, CA – November 7, 2017 – Sientra, Inc. (NASDAQ: SIEN) (“Sientra” or the “Company”), a medical aesthetics company, today announced its financial results for the third quarter ended September 30, 2017.

Jeffrey M. Nugent, Chairman and Chief Executive Officer of Sientra, said, “We continue to advance on each of our strategic initiatives, highlighted by the completion of the FDA inspection of our U.S. manufacturing facility in late October.  We are finalizing all remaining documentation to submit to the FDA that would enable us to still get approval by the end of this year per statutory review windows. However, given the unanticipated delay in the commencement of the site inspection, we could see the approval slip into the first quarter of 2018.  Based on our confidence of receiving approval, we also began manufacturing commercial ready finished goods at our facility in early October in anticipation of FDA approval and we will continue building inventory of our highest demand products in parallel with the FDA review process.”

Mr. Nugent continued, “During the quarter, in addition to continued growth in our Breast Products segment, we also made good progress with the integration, re-positioning, and optimization of the miraDry® business.  This includes initiating the process of enhancing the miraDry treatment protocol to make it faster and easier for a broader group of physicians and patients, along with completing the build out of our sales leadership team, which will allow us to continue expanding both our capital and consumable sales force.  In all, we remain well positioned to rapidly grow our miraDry business as we move into 2018 and re-launch our entire breast implant line.”

Third Quarter 2017 Financial Review

Beginning this quarter, the Company will be reporting results in two segments, Breast Products and miraDry. The Breast Products segment will include the Company’s breast implant portfolio, tissue expander portfolio, and scar management products. The miraDry segment will include the miraDry business, the acquisition of which was completed on July 25, 2017.  The Company is now consolidating financials from the miraDry segment.

Total net sales for the third quarter 2017 were $9.8 million, compared to total net sales of $6.5 million for the same period in 2016.  On a Pro Forma basis, assuming the Miramar Labs acquisition was completed on July 1, 2017, total net sales were $10.7 million for the third quarter 2017.

Net sales for the Breast Products segment totaled $7.7 million in the third quarter 2017, a 17% increase compared to $6.5 million for third quarter 2016, driven by the Company’s acquisition of the Specialty Surgical Products tissue expander portfolio, completed in the fourth quarter of 2016.  Net sales for the miraDry segment in the third quarter of 2017 totaled $2.2 million under GAAP, and $3.0 million on a Pro Forma basis assuming the Miramar Labs acquisition was completed on July 1, 2017.

Gross profit for the third quarter 2017 was $6.3 million, or 65% of sales, compared to gross profit of $4.7 million, or 72% of sales, for the same period in 2016. The decrease was primarily due to the inclusion of miraDry, which carries a lower margin than Breast Products.

Operating expenses for the third quarter 2017 were $20.2 million, compared to operating expenses of $14.5 million for the same period in 2016.  Operating expenses in the third quarter 2017 were driven higher by Miramar related acquisition costs as well as the inclusion of miraDry operating expenses subsequent to the acquisition.

Net loss for the third quarter 2017 was $14.4 million, compared to $10.0 million for the same period in 2016.

On a non-GAAP basis, the Company reported adjusted EBITDA loss of $(11.0) million for the third quarter 2017, compared to an adjusted EBITDA loss of $(8.5) million for the third quarter 2016.

Net cash and cash equivalents as of September 30, 2017 were $37.6 million compared to $55.5 million at the end of the second quarter 2017.  During the quarter, the Company paid a one-time legal settlement payment of $9 million related to the previously announced settlement with its former breast implant contract manufacturer.

Additional information on the Company’s financial results can be found in Sientra’s Supplemental Financial and Operational Information schedule by visiting the Investor Relations section of Sientra’s website at www.sientra.com.

Conference Call

Sientra will hold a conference call today, Tuesday, November 7, 2017 at 1:30 p.m. PT/4:30 p.m. ET to discuss the results.

The dial-in numbers are (844) 464-3933 for domestic callers and (765) 507-2612 for international callers. The conference ID is 6798858.  A live webcast of the conference call will be available on the Investor Relations section of the Company's website at www.sientra.com.

Use of Pro Forma & Non-GAAP Financial Measures

Sientra has supplemented its US GAAP net sales and net income (loss) with a Pro Forma net sales and non-GAAP measure of Adjusted EBITDA. Management believes that these Pro Forma and non-GAAP financial measures provide useful supplemental information to management and investors regarding the performance of the Company, facilitates a more meaningful comparison of results for current periods with previous operating results, and assists management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. Tables showing Pro Forma net sales and a reconciliation of non-GAAP Adjusted EBITDA to GAAP net income (loss), the most directly comparable GAAP measure, are provided in the schedules below.

There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies.  These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with Sientra’s financial statements prepared in accordance with GAAP and the reconciliations of the non-GAAP financial measures provided in the schedules below.

About Sientra

Headquartered in Santa Barbara, California, Sientra is a medical aesthetics company committed to making a difference in patients’ lives by enhancing their body image, growing their self-esteem and restoring their confidence. The Company was founded to provide greater choice to board-certified plastic surgeons and patients in need of medical aesthetics products. The Company has developed a broad portfolio of products with technologically differentiated characteristics, supported by independent laboratory testing and strong clinical trial outcomes. The Company sells its breast implants and breast tissue expanders exclusively to board-certified and board-admissible plastic surgeons and tailors its customer service offerings to their specific needs.  The Company also offers a range of other aesthetic and specialty products including BIOCORNEUM®, the professional choice in scar management, and miraDry, the only FDA cleared device to reduce underarm sweat, odor and permanently reduce hair of all colors.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties.  Forward-looking statements include, but are not limited to, statements regarding the timing of FDA approval of the Company’s new manufacturing facility, the expected benefits of the Miramar acquisition,  the Company’s ability to become a world class, diversified aesthetics organization, and the timing of the re-launch of the Company’s breast implants. Such statements are subject to risks and uncertainties, including the dependence on positive reaction from plastic surgeons and their patients and risks associated with contracting with any third-party manufacturer and supplier, including uncertainties that a PMA Supplement or other regulatory requirements will be timely approved by the FDA or other applicable regulatory authorities and that the integration of recently acquired product lines will not achieve the anticipated benefits.  Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Sientra’s most recently filed Quarterly Report on Form 10-Q and its Annual Report on Form 10-K for the year ended December 31, 2016.  All statements other than statements of historical fact are forward-looking statements. The words ‘‘believe,’’ ‘‘may,’’ ‘‘might,’’ ‘‘could,’’ ‘‘will,’’ ‘‘aim,’’ ‘‘estimate,’’ ‘‘continue,’’ ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. Estimates, projections and other forward-looking statements speak only as of the date they were made, and, except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection or forward-looking statement.

Investor Contacts:

Patrick F. Williams

Sientra, Chief Financial Officer
(619) 675-1047

patrick.williams@sientra.com

Zack Kubow / Brian Johnston

The Ruth Group

(646) 536-7020 / (646) 536-7028

ir@Sientra.com

Sientra, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$37,641	$67,212
Accounts receivable, net	4,678	3,082
Inventories, net	23,069	18,484
Insurance recovery receivable	75	9,375
Prepaid expenses and other current assets	4,074	1,852
Total current assets	69,537	100,005
Property and equipment, net	4,360	2,986
Goodwill	12,507	4,878
Other intangible assets, net	19,504	6,186
Other assets	736	228
Total assets	$106,644	$114,283
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,990	$3,555
Accrued and other current liabilities	13,669	6,507
Legal settlement payable	1,000	10,900
Customer deposits	5,572	6,559
Total current liabilities	24,231	27,521
Long-term debt	24,747	—
Deferred and contingent consideration	12,341	1,637
Warranty reserve and other long-term liabilities	1,718	1,508
Total liabilities	63,037	30,666
Stockholders’ equity:
Total stockholders’ equity	43,607	83,617
Total liabilities and stockholders’ equity	$106,644	$114,283

Sientra, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share and share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net sales	$9,819	$6,531	$25,477	$14,246
Cost of goods sold	3,484	1,814	8,427	4,319
Gross profit	6,335	4,717	17,050	9,927
Operating expenses:
Sales and marketing	7,981	5,137	21,100	16,533
Research and development	2,911	2,052	7,677	7,370
General and administrative	9,298	5,684	23,753	16,327
Legal settlement	—	1,618	10,000	1,618
Total operating expenses	20,190	14,491	62,530	41,848
Loss from operations	(13,855)	(9,774)	(45,480)	(31,921)
Other income (expense), net:
Interest income	54	16	112	47
Interest expense	(409)	(105)	(603)	(118)
Other income (expense), net	(155)	(52)	(151)	(54)
Total other income (expense), net	(510)	(141)	(642)	(125)
Loss before income taxes	(14,365)	(9,915)	(46,122)	(32,046)
Income taxes	16	48	70	48
Net loss	$(14,381)	$(9,963)	$(46,192)	$(32,094)
Basic and diluted net loss per share attributable to common stockholders	$(0.74)	$(0.55)	$(2.42)	$(1.77)
Weighted average outstanding common shares used for net loss per share attributable to common stockholders:
Basic and diluted	19,328,244	18,208,112	19,079,788	18,111,593

*The results for the 3 and 9 months ended September 30, 2017 includes Miramar as of the acquisition date of July 25, 2017

Sientra, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(46,192)	$(32,094)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,037	734
Provision for doubtful accounts	84	384
Provision for warranties	133	133
Provision for inventory	468	519
Amortization of acquired inventory step-up	802	—
Change in fair value of warrants	151	57
Change in fair value of deferred and contingent consideration	758	—
Non-cash portion of debt extinguishment loss	16	—
Amortization of debt discount and issuance costs	97	—
Non-cash interest expense	1	23
Stock-based compensation expense	4,777	2,630
Loss on disposal of property and equipment	12	124
Deferred income taxes	70	48
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	411	1,053
Inventories	1,208	1,136
Insurance recovery receivable	9,300	(9,282)
Prepaid expenses, other current assets and other assets	(2,083)	(58)
Accounts payable	(478)	(986)
Accrued and other liabilities	3,613	460
Legal settlement payable	(9,900)	10,900
Customer deposits	(987)	(3,288)
Net cash used in operating activities	(35,702)	(27,507)
Cash flows from investing activities:
Purchase of property and equipment	(1,173)	(916)
Business acquisitions, net of cash acquired	(18,455)	(6,759)
Net cash used in investing activities	(19,628)	(7,675)
Proceeds from exercise of stock options	1,327	910
Proceeds from issuance of common stock under ESPP	647	753
Tax payments related to shares withheld for vested restricted stock units (RSUs)	(569)	—
Gross borrowings under the Term Loan	25,000	—
Gross borrowings under the Revolving Line of Credit	5,000	—
Payment on the Revolving Line of Credit	(5,000)	—
Deferred financing costs	(646)	—
Net cash provided by financing activities	25,759	1,663
Net decrease in cash and cash equivalents	(29,571)	(33,519)
Cash and cash equivalents at:
Beginning of period	67,212	112,801
End of period	$37,641	$79,282

Supplemental disclosure of cash flow information:
Interest paid	$305	$96
Supplemental disclosure of non-cash investing and financing activities:
Property and equipment in accounts payable and accrued liabilities	700	140
Acquisition of business, deferred and contingent consideration obligations at fair value	10,912	550
Forgiveness of SVB Loan commitment fee	750	—

*The results for the 9 months ended September 30, 2017 includes Miramar as of the acquisition date of July 25, 2017

Sientra, Inc.

Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Dollars, in thousands	2017	2016	2017	2016
Net loss, as reported	$(14,381)	$(9,963)	$(46,192)	$(32,094)
Adjustments to net loss:
Interest (income) expense and other, net	510	141	642	125
Provision for income taxes	16	48	70	48
Depreciation and amortization - COGS	425	—	847	—
Depreciation and amortization - G&A	692	242	1,614	593
Depreciation and amortization - S&M	30	28	106	77
Depreciation and amortization - R&D	115	39	272	64
Stock-based compensation	1,595	966	4,777	2,630
Legal settlement	-	-	10,000	-
Total adjustments to net loss	3,383	1,464	18,328	3,537
Adjusted EBITDA	$(10,998)	$(8,499)	$(27,864)	$(28,557)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
As a Percentage of Revenue**	2017	2016	2017	2016
Net loss, as reported	(146.5%)	(152.5%)	(181.3%)	(225.3%)
Adjustments to net loss:
Interest (income) expense and other, net	5.2%	2.2%	2.5%	0.9%
Provision for income taxes	0.2%	0.7%	0.3%	0.3%
Depreciation and amortization - COGS	4.3%	0.0%	3.3%	0.0%
Depreciation and amortization - G&A	7.0%	3.7%	6.3%	4.2%
Depreciation and amortization - S&M	0.3%	0.4%	0.4%	0.5%
Depreciation and amortization - R&D	1.2%	0.6%	1.1%	0.4%
Stock-based compensation	16.2%	14.8%	18.8%	18.5%
Legal settlement	0.0%	0.0%	39.3%	0.0%
Total adjustments to net loss	34.5%	22.4%	71.9%	24.8%
Adjusted EBITDA	(112.0%)	(130.1%)	(109.4%)	(200.5%)

*The results for the 3 and 9 months ended September 30, 2017 includes Miramar as of the acquisition date of July 25, 2017. Therefore, results will not tie out to the Supplemental Financial & Operational Information Schedule which is on a Non-GAAP Pro Forma basis for all periods presented

** Adjustments may not add to the total figure due to rounding

Pro Forma Net Sales

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Dollars, in thousands	2017	2016	2017	2016
Net sales – pro forma	$10,668	$10,834	$35,681	$30,280